EXHIBIT 23.2
                                                                    ------------

                                     CONSENT

     Moye, Giles, O'Keefe, Vermeire & Gorrell LLP hereby consents to the use of their name in the Legal Matters section of the Amendment No. 1 to the Form SB-2 Registration Statement of U.S. Gold Corporation.



/s/ MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL LLP

September 25, 2002
Denver, Colorado